UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2011
ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

100 INVERNESS TERRACE E.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)
(303) 706-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2009, a subsidiary of EchoStar Corporation (“EchoStar”) entered into an amendment (the “2009 Amendment”) to the set-top box pricing agreement entered into on March 11, 2008 (the “Pricing Agreement”) with Bell ExpressVu Inc., in its capacity as general partner of Bell ExpressVu Limited Partnership (“Bell ExpressVu”), Bell Distribution Inc. (“BDI”) and Bell Canada. Under the 2009 Amendment, the parties amended the Pricing Agreement to, among other things, reduce pricing on set-top boxes and related equipment purchased by Bell ExpressVu and make EchoStar the exclusive provider of set-top boxes to Bell ExpressVu through December 31, 2011, subject to certain limited exceptions and the terms and conditions of the 2009 Amendment.  On May 6, 2011, a subsidiary of EchoStar further amended the Pricing Agreement (the “2011 Amendment”) with Bell ExpressVu Inc., Bell Mobility Inc. (as successor-in-interest to BDI) and Bell Canada. Under the 2011 Amendment, the parties amended the Pricing Agreement to, among other things, extend the term during which EchoStar will be the exclusive provider of set-top boxes to Bell ExpressVu through December 31, 2013, extend the reduced pricing for set top boxes under the 2009 Amendment through December 31, 2013 and establish pricing of certain future set top box models.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION
Date: May 12, 2011	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary